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                                                                  EXHIBIT 10.28
                           SERVICE AGREEMENT #01632
                                 (FT Service)

                   AGREEMENT made this 18th day of October, 1995, by and between NATIONAL FUEL GAS SUPPLY CORPORATION, a Pennsylvania corporation, hereinafter called "Transporter" and PIEDMONT NATURAL GAS COMPANY, hereinafter called "Shipper."

                   WHEREAS, Shipper has requested that Transporter transport natural gas; and

                   WHEREAS, Transporter has agreed to provide such transportation for Shipper subject to the terms and conditions hereof.

                   WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree that Transporter will transport for Shipper, on a firm basis, and Shipper will furnish, or cause to be furnished, to Transporter natural gas for such transportation during the term hereof, at the prices and on the terms and conditions hereinafter provided.

                                    ARTICLE I
                                   Quantities

                   Beginning on the date on which deliveries of gas are commenced hereunder and thereafter for the remaining term of this Agreement, and subject to the provisions of Transporter's FT Rate Schedule, Transporter agrees to receive and transport for Shipper's account up to the following quantities of natural gas:

Shipper's contract Maximum Daily Transportation Quantity shall be the equivalent, in dekatherms, of 24,505 Mcf, using as the conversion factor the heat content of gas being received at the primary receipt point, as such heat content changes from time to time; provided, however, that for billing purposes, Shipper's MDTQ ("billing MDTQ") shall be 24,995 Dth.

                                   ARTICLE II
                                      Rate

                   Unless otherwise mutually agreed in a written amendment to this Agreement, for each dekatherm of gas transported for Shipper by Transporter hereunder, Shipper shall pay Transporter the maximum rate provided under Rate Schedule FT set forth in Transporter's effective FERC Gas Tariff. In the event that the Transporter places on file with the Federal Energy Regulatory Commission ("Commission") another rate schedule which may be applicable to transportation service rendered hereunder, then Transporter, at its option, may from and after the effective date of such rate schedule, utilize such rate schedule in performance of this Agreement. Such a rate schedule(s) or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. Transporter shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s), or to propose, file, and make effective superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Shipper, and Shipper shall have the right to oppose any such aforementioned rate schedule or rate filing.

                   Shipper agrees to reimburse Transporter for its pro rata share of the filing fees associated with this service and paid to the Commission.



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                                   ARTICLE III
                                Term of Agreement

                   This Agreement shall be effective upon the later of (1) November 1, 1995, or (2) the date on which Transporter and Transcontinental Gas Pipe Line Corporation have confirmed that they possess the authority to make a corresponding reduction to the level of service under their Rate Schedules X-58 and X-324, respectively, and shall continue in effect for a primary term ending November 1, 2007, and shall continue in effect from year to year thereafter, subject to termination as provided hereafter. This agreement may be terminated by either Shipper or Transporter upon six (6) months' advance written notice specifying as the termination date the expiration of the primary term or any anniversary thereof.

                                   ARTICLE IV
                         Points of Receipt and Delivery

                   The Point(s) of Receipt for all gas that may be received for Shipper's account for transportation by Transporter and the MDTQ and gas pressures applicable to each Point of Receipt, shall be: See Exhibit A.

                   The Point(s) of Delivery for all gas to be delivered by Transporter for Shipper's account and the MDTQ and gas pressures applicable to each Point of Delivery, shall be: See Exhibit A.

                                    ARTICLE V
                 Incorporation By Reference of Tariff Provisions

                   To the extent not inconsistent with the terms and conditions of this agreement, the provisions of Rate Schedule FT, or any effective superseding rate schedule or otherwise applicable rate schedule, including any provisions of the General Terms and Conditions incorporated therein, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference.

                                   ARTICLE VI
                                  Miscellaneous

                   1. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

                   2. No waiver by any party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults, whether of a like or of a different character.

                   3. Any company which shall succeed by purchase, merger or consolidation of the gas related properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a company with which it is affiliated, but otherwise, no assignment of this Agreement or of any of the rights or obligations


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hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party. Consent shall not be unreasonably withheld. This paragraph is not intended to affect Shipper's rights pursuant to
Section 10 of the General Terms and Conditions of Transporter's tariff.

                   4. Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and shall be considered as duly delivered when mailed by registered or certified mail to the Post Office address of the parties hereto, as the case may be, as follows:

                   Transporter:  National Fuel Gas Supply Corporation
                                 Gas Supply - Transportation

                                 Room 1200
                                 10 Lafayette Square
                                 Buffalo, New York  14203

                   Shipper:      Piedmont Natural Gas Company
                                 1915 Rexford Road
                                 Charlotte, NC  28211
                                 Attn:      Keith Maust (General Correspondence)
                                            Ann Boggs   (Billing Statements)

or at such other address as either party shall designate by formal written notice. Routine communications, including monthly statements, shall be considered as duly delivered when mailed by either registered, certified, or ordinary mail, electronic communication, or telecommunication.

         5. This Agreement and the respective obligations of the parties hereunder are subject to all present and future valid laws, orders, rules and regulations of constituted authorities having jurisdiction over the parties, their functions or gas supply, this Agreement or any provision hereof. Neither party shall be held in default for failure to perform hereunder if such failure is due to compliance with laws, orders, rules or regulations of any such duly constituted authorities.

         6. The subject headings of the articles of this Agreement are inserted for the purpose of convenient reference and are not intended to be a part of the Agreement nor considered in any interpretation of the same.

         7. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

         8. The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Pennsylvania, without recourse to the law regarding the conflict of laws.

         The parties hereto have caused this Agreement to be signed by their duly authorized personnel, the day and year first above written.



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                      NATIONAL FUEL GAS SUPPLY CORPORATION
                                  (Transporter)

                                   /s/ John R. Pustulka
                                   -------------------------
                                   By:  John R. Pustulka
                                   Title:  Vice President

                          PIEDMONT NATURAL GAS COMPANY
                                    (Shipper)

                                   /s/ Thomas E. Skains
                                   --------------------------
                                   By: Thomas E. Skains
                                   Title: Senior Vice President, Gas Supply



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                      EXHIBIT A TO SERVICE AGREEMENT #01632

                                     BETWEEN

            NATIONAL FUEL GAS SUPPLY CORPORATION ("TRANSPORTER") AND

                          PIEDMONT NATURAL GAS COMPANY

                            Point(s) of Receipt Point


Point                                                  Pressure
-----                                                  --------
The interconnection between            Sufficient to enter the Niagara Spur Loop Line;
Transporter and TransCanada            however, Transporter shall not be obligated to
Pipelines Ltd. at Niagara.             receive gas at pressures less than 700 psig.

                          Point(s) of Delivery Point

Point                                                   Pressure
-----                                                   --------
The interconnection between            Sufficient to enter Transco's system; however,
Transporter and Transcontinental       transporter shall not be obligated to deliver gas
Gas Pipeline Corporation (Transco)     to Transco at a pressure of 1200 psig.
at Leidy, Pennsylvania.


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